Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Amendment No. 3 to Form S-4 of our report dated June 10, 2021 relating to the financial statements of Stable Road Acquisition Corp., which is contained in that Registration Statement. We also consent to the reference to our firm under the caption “Experts” in the Registration Statement.

/s/ WithumSmith+Brown, PC

New York, New York
June 28, 2021